Form F-10

Exhibit 5.1

December 19, 2003

Securities and Exchange Commission

Dear Sirs:

We have acted as Canadian counsel to Acetex Corporation (the “Company”) in connection with the registration statement on Form F-10 and Form F-4, as amended (the “Registration Statement”) filed on October 31, 2003 by the Company with the Securities and Exchange Commission under the United States of America Securities Act of 1933, as amended.

We hereby consent to the reference to our name in the Registration Statement.

DATED this 19th day of December, 2003.

Yours truly,

(SIGNED) BURNET, DUCKWORTH & PALMER LLP